Exhibit 99.5

Dear Member:

We are pleased to announce that the Board of Directors of St. Landry Homestead Federal Savings Bank has approved a plan of conversion under which St. Landry Homestead Federal Savings Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion. Upon completion of the conversion:

•	existing deposit accounts and loans will remain exactly the same

•	deposit accounts will continue to be federally insured up to the maximum legal limit

The Proxy Card

Under banking regulations, the plan of conversion requires the approval of the members (depositors) of St. Landry Homestead Federal Savings Bank. As a voting member, your vote is extremely important to complete the conversion. After reading the enclosed proxy statement, please cast your vote by mail, telephone or internet as instructed on the enclosed proxy card. Voting will not obligate you to purchase shares of Catalyst Bancorp, Inc. common stock in the offering.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote
“FOR” approval of the plan of conversion.

The Stock Order Form

As a qualifying depositor St. Landry Homestead Federal Savings Bank, you have nontransferable rights to subscribe for shares of Catalyst Bancorp, Inc. common stock on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Catalyst Bancorp, Inc. no later than _:00 p.m., Central Time, on [day], [month] __, 2021. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph B. Zanco

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

M

Dear Member:

We are pleased to announce that the Board of Directors of St. Landry Homestead Federal Savings Bank has approved a plan of conversion under which St. Landry Homestead Federal Savings Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion. Upon completion of the conversion:

•	existing deposit accounts and loans will remain exactly the same
•	deposit accounts will continue to be federally insured up to the maximum legal limit

The Proxy Card

Under banking regulations, the plan of conversion requires the approval of the members (depositors) of St. Landry Homestead Federal Savings Bank. As a voting member, your vote is extremely important to complete the conversion. After reading the enclosed proxy statement, please cast your vote by mail, telephone or internet as instructed on the enclosed proxy card.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote
“FOR” approval of the plan of conversion.

We regret that we are unable to offer you the opportunity to subscribe for shares of common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of Catalyst Bancorp, Inc. and (2) as an agent of Catalyst Bancorp, Inc. in order to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph B. Zanco

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

M1

Dear Friend of St. Landry Homestead Federal Savings Bank:

We are pleased to announce that the Board of Directors of St. Landry Homestead Federal Savings Bank has approved a plan of conversion under which St. Landry Homestead Federal Savings Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion.

As a qualifying depositor of St. Landry Homestead Federal Savings Bank, you have nontransferable rights to subscribe for shares of Catalyst Bancorp, Inc. common stock on a priority basis. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Catalyst Bancorp, Inc. no later than _:00 p.m., Central Time, on [day], [month] __, 2021. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph B. Zanco

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

F

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by Catalyst Bancorp, Inc., the proposed holding company for St. Landry Homestead Federal Savings Bank. This information packet includes the following:

Prospectus: This document provides detailed information about our proposed conversion from the mutual to the stock form of organization and the related stock offering by Catalyst Bancorp, Inc. Please read it carefully before making an investment decision.

Stock Order Form: If you wish to subscribe for shares, please complete the enclosed stock order form. Your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Catalyst Bancorp, Inc. no later than _:00 p.m., Central Time, on [day], [month] __, 2021.

Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at our other offices.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph B. Zanco

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

C

Dear Prospective Investor:

At the request of Catalyst Bancorp, Inc. (the “Company”), we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion of St. Landry Homestead Federal Savings Bank from the mutual to the stock form of organization. The enclosed material include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Catalyst Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call the Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time, and ask for a Piper Sandler representative. If you decide to subscribe for shares, your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Catalyst Bancorp, Inc. no later than _:00 p.m., Central Time, on [day], [month] __, 2021.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Piper Sandler & Co.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

BD

IMPORTANT REMINDER

WE NEED YOUR HELP As a follow-up to our recent mailing regarding our plan of conversion, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖	If you have already voted, please accept our thanks

❖	Voting “FOR” the proposal will not affect your deposit accounts or loans

❖	Deposit accounts will continue to be federally insured

❖	Voting does not obligate you to purchase stock in the offering

Thank you for choosing St. Landry Homestead Federal Savings Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].

Joseph B. Zanco

President and Chief Executive Officer

SECOND REQUEST

WE NEED YOUR HELP As a follow-up to our recent mailing regarding our plan of conversion, OUR RECORDS SHOW THAT YOU HAVE NOT YET VOTED ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖	If you have already voted, please accept our thanks
❖	Voting “FOR” the proposal will not affect your deposit accounts or loans

❖	Deposit accounts will continue to be federally insured

❖	Voting does not obligate you to purchase stock in the offering

Thank you for choosing St. Landry Homestead Federal Savings Bank.

We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].

Joseph B. Zanco

President and Chief Executive Officer

TIME IS RUNNING OUT! WE STILL NEED YOUR HELP!

By now, you have received several proxy mailings regarding our vote. Our records show that you have not voted all of your proxy cards received. You may have received more than one proxy card depending on the ownership structure of your accounts. All should be voted. We ask for your support by voting the enclosed proxy card today.

Thank you for choosing St. Landry Homestead Federal Savings Bank.

We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number].

Joseph B. Zanco

President and Chief Executive Officer

paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the stock offering, shares of our common stock are expected to trade on the Nasdaq Capital Market under the symbol “CLST.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent Continental Stock Transfer & Trust Company will send you a stock ownership statement, via the Direct Registration System (“DRS”), by first class mail as soon as practicable after the completion of the offering. Trading is expected to commence the first business day following closing of the stock offering. Although the shares of Catalyst Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.	What is direct registration and DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of Catalyst Bancorp, Inc. without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (referred to as “book entry”) on the books of Catalyst Bancorp, Inc. The Direct Registration System is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Q.	What if I have additional questions?

A.	The prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days before the expiration date of the offerings or hand deliver a prospectus any later than two days prior to that date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Board of Directors of St. Landry Homestead Federal Savings Bank has approved a plan of conversion under which St. Landry Homestead Federal Savings Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers as well as support future growth and expansion.

This brochure provides some summary information about the offering and how to purchase shares, and is qualified in its entirety by the prospectus delivered with it. Investing in common stock involves certain risks. For a discussion of these risks and other factors that may affect your investment decision, investors are urged to read the accompanying prospectus before making an investment decision, including the section in the prospectus titled “Risk Factors.”

Q.	Who can purchase stock in the subscription offering?

A.	Only eligible depositors of St. Landry Homestead Federal Savings Bank and St. Landry Homestead Federal Savings Bank’s tax-qualified employee stock ownership plan may purchase shares of stock in the subscription offering. The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $50 or more at the close of business on December 31, 2019.

2)	St. Landry Homestead Federal Savings Bank’s tax-qualified employee stock ownership plan.

3)	Supplemental Eligible Account Holders: Depositors (other than directors and officers of St. Landry Homestead Federal Savings Bank and Catalyst Bancorp, Inc.) with aggregate balances of $50 or more at the close of business on [•], 2021 and who are not otherwise eligible in category (1) above.

4)	Other Members: Depositors at the close of business on [•], 2021 and who are not otherwise eligible in categories (1) or (3) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.	Subject to the priority rights of qualifying depositors and the Bank’s tax-qualified employee stock ownership plan in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in St. Landry Parish and the adjacent parishes of Acadia Parish, Lafayette Parish, St. Martin Parish, Point Coupée Parish, Avoyelles Parish and Evangeline Parish, will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

Q.	Am I guaranteed to receive shares if I place an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers according to the preferences and priorities set forth in the plan of conversion and described in the prospectus. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Catalyst Bancorp, Inc. is offering a maximum of 4,427,500 shares of common stock at a price of $10.00 per share. Under certain circumstances, Catalyst Bancorp, Inc. may increase the maximum and sell up to 5,091,625 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is 15,000 shares ($150,000). In addition, no person, together with their associates, or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return your properly completed and signed original stock order form, along with full payment for the shares, to Catalyst Bancorp, Inc. Stock order forms may be returned by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at our other offices. Please call the Stock Information Center if you need assistance completing the stock order form.

Q.	When is the deadline to subscribe for stock?

A.	A properly completed original stock order form, together with the required full payment, must be physically received (not postmarked) by Catalyst Bancorp, Inc. no later than _:00 p.m., Central Time, on [day], [month] __, 2021.

Q.	How can I pay for my shares of stock?

A.	You can pay for the shares of common stock by check, bank check, money order, or withdrawal from your deposit account or certificate of deposit at St. Landry Homestead Federal Savings Bank. Checks and money orders must be made payable to Catalyst Bancorp, Inc. Withdrawals from a certificate of deposit at St. Landry Homestead Federal Savings Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my St. Landry Homestead Federal Savings Bank home equity line of credit to pay for shares of common stock?

A.	No. St. Landry Homestead Federal Savings Bank cannot lend funds to anyone to subscribe for shares. This includes the use of funds available through a St. Landry Homestead Federal Savings Bank home equity or other line of credit.

Q.	Can I subscribe for shares using funds in my IRA at St. Landry Homestead Federal Savings Bank?

A.	No. Federal regulations do not permit the purchase of common stock with funds held in your existing IRA or other qualified retirement plan at St. Landry Homestead Federal Savings Bank. To use these funds to subscribe for common stock, you need to transfer the funds to a “self-directed” IRA or other trust account at another unaffiliated financial institution that permits investment in equity securities within such account.

The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you do not need to transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?

A.	Yes, subject to the overall purchase limitations in the offering. Unless we determine otherwise, spouses, persons having the same address or persons exercising subscription rights through joint accounts or qualifying accounts registered to the same address will be presumed to be associates of, or acting in concert with, each other.

Q.	I have custodial accounts at St. Landry Homestead Federal Savings Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at St. Landry Homestead Federal Savings Bank. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee of the trust to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the stock offering closes?

A.	Yes. Any payment made by check or money order will earn interest at 0.15% per annum from the date the order is processed to the completion or termination of the stock offering. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	We have not determined whether we will pay dividends on the common stock. After the offering, we will consider a policy of

ST. LANDRY HOMESTEAD FEDERAL SAVINGS BANK		REVOCABLE PROXY
Control Number
☒ Please vote by marking one of the boxes as shown.

1.	The approval of the Plan of Conversion (as described on the reverse side of this proxy card).

FOR ☐ AGAINST ☐		The undersigned acknowledges receipt of a Notice of Special Meeting, the proxy statement of St. Landry Homestead Federal Savings Bank dated ____________, 2021, and the prospectus of Catalyst Bancorp, Inc. prior to the execution of this proxy.

X
		Signature	Date

Note: Only one signature is required in case of a joint deposit account.

IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL PROXY CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE.
NONE ARE DUPLICATES.

▲ Detach Here ▲

WHAT Am I Voting For?

We are counting on you to cast your vote “FOR” the approval of the plan of conversion under which we will convert from the mutual to the stock form of organization.

WHY Vote?

Because your vote makes a difference. As a valued customer, your vote is important to us. The proposal requires the approval of our voting members. Your vote “FOR” will help us support our future growth and continue to make a difference to our customers and community. We value your relationship and continued support of St. Landry Homestead Federal Savings Bank and are asking you to help us meet our goal by voting today.

HOW Do I Vote?

1 of 3 ways. Please have your control number(s) ready when voting by telephone or internet.

PROXY VOTING INSTRUCTIONS

By Mail	By Phone	By Internet
RETURN ENVELOPE	CALL (xxx) xxxx-xxxx	www.xxx.com/xxxxx

PROXY CARDS CAN BE	IF YOU VOTE BY TELEPHONE OR INTERNET,
RETURNED IN ONE ENVELOPE.	YOU DO NOT NEED TO VOTE YOUR PROXY CARD BY MAIL.

THANK YOU For Your Vote.

We appreciate your vote and continued confidence in St. Landry Homestead Federal Savings Bank and ask that you please support us by voting all proxy cards you have received.

ST. LANDRY HOMESTEAD FEDERAL SAVINGS BANK REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ST. LANDRY HOMESTEAD FEDERAL SAVINGS BANK

The undersigned hereby appoints the full Board of Directors of St. Landry Homestead Federal Savings Bank (the “Bank”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of the Bank (the “Special Meeting”) to be held at the____________, located at ______________, Louisiana at ___:___ __.m., Central time, on [MEETING DATE], and at any and all adjournments thereof. They are entitled to cast all votes to which undersigned is entitled in accordance with the instructions on the reverse side hereof:

APPROVAL of a plan of conversion pursuant to which the Bank will convert from the mutual to the stock form of organization and a Louisiana corporation named Catalyst Bancorp, Inc. (the “Company”) will become the stock holding company for the Bank will offer shares of its common stock for sale in a public stock offering. As a result of the conversion, depositors of the Bank will no longer have any voting rights unless they become shareholders of the Company; and

such other business as may properly come before the Special Meeting or at any adjournment thereof. The Board of Directors is not aware of any such other business.

This proxy, when properly signed and dated, will be voted as directed, but IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSAL STATED ABOVE. If any other business is presented at the Special Meeting, this proxy will be voted by the Board of Directors in its best judgement. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Bank at said Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE.

NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

(Continued   on reverse side)

▲ Detach Here ▲

WHY Convert?

Converting to stock form will provide us with access to additional capital, which will provide us the financial strength to better serve our existing customers and support our future growth and expansion.

WHAT Will Change?

No changes are planned in the way we operate our business. The conversion is an internal change to our corporate structure and will have no effect on the staffing, products or services we offer to our customers. Voting will not affect your deposit accounts or loans. Deposit accounts will continue to be federally insured.

We thank you for your support and ask that you vote all proxy cards received.
If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts.

READ THIS FIRST

Office of the Comptroller of the Currency Guidance for Account Holders

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at (800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Southern District Office located at 500 North Akard Street, Suite 1600, Dallas, Texas 75201.

(over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

•	Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Catalyst Bancorp, Inc.

St. Landry Homestead Federal Savings Bank

If you have more than one account,
you may have received more than one proxy card
depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received. None are duplicates.

Please Support Us &
Vote Your Proxy Card(s) Today

Catalyst Bancorp, Inc.

____ __, 2021

Dear Subscriber:

We hereby acknowledge receipt of your order for shares, listed below, and payment at $10.00 per share, of shares of Catalyst Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Catalyst Bancorp, Inc. common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

Once the offering has been completed, you will receive by mail from our transfer agent Continental Stock Transfer & Trust Company, a statement indicating your ownership of Catalyst Bancorp, Inc. common stock.

Please retain this letter and refer to the batch and item number indicated below for any future inquiries you may have regarding this order.

If you have any questions, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Catalyst Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Catalyst Bancorp, Inc.

____ __, 2021

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders], [Other Members] [or] [community members]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in Catalyst Bancorp, Inc. and hope you become an owner of our stock in the future. Our common stock has commenced trading on the Nasdaq Capital Market under the symbol “CLST.”

Catalyst Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Catalyst Bancorp, Inc.

____ __, 2021

Welcome Stockholder:

Thank you for your interest in Catalyst Bancorp, Inc. (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on ____ __, 2021; this is your stock purchase date.

If your subscription was paid for by check, bank draft or money order, we will send you a check for interest on the funds you submitted, and, if your subscription was not filled in full, the refund due.

The enclosed statement is your evidence of ownership of shares of Company common stock. All stock sold in the offering has been issued in book entry form through the Direct Registration System (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, email) as follows:

Continental Stock Transfer & Trust Company

Attn: Catalyst Bancorp, Inc. Investor Services

1 State Street, 30th Floor

New York, NY 10004

(800) 509-5586

cstmail@continentalstock.com

Trading [is expected to] [commenced] on the Nasdaq Capital Market under the symbol “CLST” on __ __, 2021. Please contact a stockbroker if you choose to sell your stock or purchase any additional shares in the future.

On behalf of the Board of Directors, officers and employees of Catalyst Bancorp, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Joseph B. Zanco

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Catalyst Bancorp, Inc.

_______ __, 2021

Dear Interested Subscriber:

We regret to inform you that Catalyst Bancorp, Inc., the proposed holding company for St. Landry Homestead Federal Savings Bank, did not accept your order for shares of Catalyst Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives Catalyst Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

We appreciate your interest in Catalyst Bancorp, Inc. and hope you become an owner of our stock in the future. If your order was paid for by check, enclosed is your original check.

Catalyst Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Piper Sandler & Co.

_______ __, 2021

Dear Community Member:

We are enclosing material in connection with the stock offering by Catalyst Bancorp, Inc., the proposed holding company for St. Landry Homestead Federal Savings Bank.

Piper Sandler & Co. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at _:00 p.m., Eastern Time, on [day], [month] __, 2021.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at [Stock Center Phone Number], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Piper Sandler & Co.

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

St. Landry Homestead Federal Savings Bank

Catalyst Bancorp, Inc.

Commences Stock Offering

Catalyst Bancorp, Inc., the proposed holding company for St. Landry Homestead Federal Savings Bank, is offering shares of its common stock for sale in a stock offering.

Shares of Catalyst Bancorp, Inc. common stock are being offered for sale at a price of $10.00 per share. As a member of the community served by St. Landry Homestead Federal Savings Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at [Stock Center Phone Number], Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

EMAIL VOTE REMINDER

HAVE YOU VOTED YET?

As a valued customer, your vote is important to us.

If you were a St. Landry Homestead Federal Savings Bank member (depositor) as of [month] [date], 2021, you recently received package containing proxy materials requesting your vote “FOR” our plan of conversion.

If you have not yet voted, please support us by voting all proxy cards received by mail, telephone or internet as indicated on the proxy card. If you have any questions, please call our Stock Information Center at [Stock Center Phone Number], Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Help us meet our goal by casting your vote

“FOR” approval of the plan

YOUR SUPPORT	YOUR VOTE	OUR THANKS

www.xxx.com/xxxxx